Exhibit 99.1

[FORM OF REVOCABLE PROXY]

REVOCABLE PROXY — SOUTH SOUND BANK

Notice of Special Meeting of Shareholders
SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 27, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the official Proxy Committee of the Board of Directors of South Sound Bank with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of South Sound Bank which the undersigned is entitled to vote at the special meeting of shareholders, to be held at the South Sound Bank main office located at 2850 Harrison Avenue NW, Olympia, Washington, on Thursday, September 27, 2018, at 6:00 p.m., local time, and at any and all adjournments thereof, as indicated.

The undersigned acknowledges receipt from South Sound Bank prior to the execution of this proxy of the prospectus/proxy statement dated [•], 2018.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for proposals 1 and 2. If any other business is presented at the special meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Should the above-signed be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of South Sound Bank at the meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	[X]

Special Meeting Proxy Card

A — Proposals — The Board of Directors recommends a vote "FOR" Proposals 1 and 2.
	For	Against	Abstain		For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of May 22, 2018, by and between Timberland Bancorp, Inc., Timberland Bank and South Sound Bank.	☐	☐	☐	2. A proposal of the South Sound Bank board of directors to adjourn or postpone the special meeting, if necessary or appropriate to solicit additional proxies in favor of the merger agreement	☐	☐	☐

3. Any other business that may be properly submitted to a vote at the special meeting or any adjournment or postponement of the special meeting.
B — Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.